Exhibit 8.2

[Letterhead of]

KPMG LLP

[●], 2015

Barnes & Noble, Inc.

122 Fifth Avenue

New York, New York 10011

RE:	Tax Opinion Regarding the Spin-Off of Barnes & Noble Education, Inc.

Ladies and Gentlemen,

We have acted as a tax advisor to Barnes & Noble, Inc. (“Barnes & Noble”), a Delaware corporation, in connection with the spin-off (the “Spin-Off”) of Barnes & Noble Education, Inc. (“Education”), a Delaware corporation, as described in the registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-202298) under the Securities Act of 1933 (as amended through the date hereof, the “Registration Statement”).1 This letter sets forth our opinion concerning certain U.S. federal income tax consequences of the Spin-Off.

I.	CERTAIN ASSUMPTIONS AND REPRESENTATIONS

In preparing our opinion, we have relied upon the accuracy and completeness of certain statements, representations, warranties, covenants, facts, and information provided by representatives of Barnes & Noble and Education, including the accuracy and completeness of all of the representations set forth in a letter addressed to us from Barnes & Noble and Education dated [●], 2015 (the “Officer’s Certificate”).

We have also relied upon the accuracy and completeness of the statements, representations, warranties, covenants, facts, and information set forth in the following documents (contained in originals or copies, certified or otherwise identified to our satisfaction):

•	the Registration Statement and all submissions filed with the SEC related to the Registration Statement;

•	the Separation and Distribution Agreement to be entered into by Barnes & Noble and Education substantially in the form of Exhibit 2.1 to the Registration Statement (the “Separation Agreement”);

•	the Tax Matters Agreement to be entered into by Barnes & Noble and Education substantially in the form of Exhibit 10.2 to the Registration Statement (the “Tax Matters Agreement”); and

•	such other documents and records as we have deemed necessary or appropriate as a basis for our opinion (collectively with the Officer’s Certificate, the Registration Statement, the Separation Agreement, and the Tax Matters Agreement, the “Documents”).

[1]	References to any agreement or document include all schedules and exhibits thereto.

Barnes & Noble, Inc.

[●], 2015

In rendering this opinion, we have assumed with your permission each of the following:

•	The statements, representations, warranties, and information set forth in the Documents (or draft documents which we assume will be executed in substantially identical form) or made by representatives of Barnes & Noble or Education are true, correct, and complete, and that such representations and covenants will be complied with, in each case, without regard to any qualification as to knowledge, belief, intent, materiality, or otherwise;

•	The assumptions upon which Barnes & Noble and Education have permitted us to rely, including those set forth in the Officer’s Certificate, are correct; and

•	The genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us, including in electronic format, as duplicates or copies, and the authenticity of the originals of such latter documents.

The conclusions set forth herein are based on our analysis and interpretation of the applicable authorities and our views regarding the most appropriate interpretation of such authorities. In rendering our opinion, we have considered, among other authorities and guidance, the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder and judicial and administrative interpretations thereof. These authorities are subject to change or modification retroactively and/or prospectively, and any such changes could affect the correctness of our opinion.

Our opinion is limited to the conclusions specifically set forth herein under the heading “Opinion,” and we express no opinion with respect to any other U.S. federal, state, local, or foreign tax or legal aspect of the Spin-Off or any other transaction. No inference should be drawn on any matter not specifically and expressly addressed in this opinion.

Our opinion is not binding on the Service, any other tax authority, or any court, and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority and ultimately sustained by a court. Our advice is based on the completeness and accuracy of any one or more of the facts, assumptions, and representations upon which we have relied. Unless separately agreed in writing, we will not update our advice contained herein for any (i) subsequent changes or modifications to the Code or the regulations thereunder, or to the judicial and administrative interpretations thereof, (ii) correction to the facts or assumptions upon which we have relied in rendering our opinion, or (iii) new or additional facts or information.

II.	OPINION

Based upon and subject to the foregoing and to the assumptions and limitations set forth herein and in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Spin-Off,” we hereby state that the material U.S. Federal income tax consequences set forth in the discussion under the caption “Material U.S. Federal Income Tax Consequences of the Spin-Off” are our opinion.

We hereby consent to the use of our name under the caption “Material U.S. Federal Income Tax Consequences of the Spin-Off” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In providing this consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

Barnes & Noble, Inc.

[●], 2015

Very truly yours,

KPMG LLP